UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2006

Matrix Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

_________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report and in the accompanying exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 11, 2006, Matrix Bancorp, Inc. issued a press release announcing financial results for the second quarter ended June 30, 2006. A copy of this press release is furnished herewith as Exhibit 99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 11, 2006, Matrix Bancorp, Inc. issued a press release announcing that William D. Snider and Jeffrey R. Leeds had been appointed to fill two new seats on its Board of Directors. Mr. Snider will keep his position as the Company’s chief financial officer, and Mr. Leeds will serve as an outside director and on the Audit, Compensation and Nominating/Corporate Governance Committees. With the addition of Messrs. Snider and Leeds, the Company’s Board now comprises seven members. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of businesses acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

99.1	Press Release, dated August 11, 2006, announcing the second quarter earnings.

99.2	Press Release, dated August 11, 2006, announcing the appointment of two new directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2006

MATRIX BANCORP, INC.

By:	/s/ Scot T. Wetzel
Name: Scot T. Wetzel Title: President and CEO